WARRANT AMENDMENT AGREEMENT


     Warrant Amendment Agreement, dated as of September 7, 2000, between U.S. Wireless Data, Inc. (the "Company") and _______________ (the "undersigned"). The undersigned owns certain unit purchase warrants ("Unit Warrants") which are currently exercisable at $1.50 per unit for units ("Units") consisting of shares of Series C Convertible Preferred Stock (the "Underlying Preferred Stock"), convertible into Common Stock at $1.50 per share, and warrants (the "Underlying Warrants"), exercisable for Common Stock at $1.50 per share. To enable the Company to simplify its capital structure, for $1.00 and other good and valuable consideration, receipt whereof is hereby acknowledged, the Company and undersigned agree that the Unit Warrants are hereby amended so that they shall hereafter be exercisable, at $1.50 per share, solely for that number of shares of Common Stock into which the Underlying Preferred Stock and the Underlying Warrants are respectively convertible and exercisable. The Company agrees to issue to the undersigned new warrants, in substantially the form of the warrants issued to investors in the recently completed private placement of Units led by Commonwealth Associates, and the undersigned agrees to surrender its Unit Warrants in exchange therefor, provided that the amendments to the Unit Warrants contemplated hereby are effective as of the date hereof, notwithstanding that such exchange has not yet been effectuated.


     IN WITNESS WHEREOF, the parties have executed this agreement as of the 7th day of September, 2000.


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                                    By:
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                                       Name:
                                       Title:


                                    U.S. WIRELESS DATA, INC.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: